Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Current Report on Form 8-K, of our report dated March 29, 2011, relating to the financial statements of Blackbox Semiconductor, Inc. and to the reference to our Firm in Item 4.01 therein.

/s/ Hamilton, PC

Denver, Colorado

August 15, 2011